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                                                                   EXHIBIT 23.8

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in Amendment No. 1 of Registration Statement No. 333-70999 of Tele-Communications, Inc. on Form S-3 of our report dated February 3, 1998, on the consolidated financial statements of Sprint Spectrum Holding Company, L.P. and subsidiaries (which expresses an unqualified opinion and includes an explanatory paragraph referring to the emergence from the development stage of Sprint Spectrum Holding Company, L.P. and subsidiaries) appearing in the Annual Report on Form 10-K, as amended by Form 10-K/A (Amendment No. 2), of Tele-Communications, Inc. for the year ended December 31, 1997, and to the reference to us under the heading "Experts" in this Prospectus, which is part of this Registration Statement.

                                          /s/ Deloitte & Touche LLP
                                          Deloitte & Touche LLP

Kansas City, Missouri

February 8, 1999